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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1989 Stock Plan; 1992 Employee Stock Purchase Plan; and 2001 Stock Plan of PeopleSoft Inc., of our report dated February 4, 2000 with respect to the consolidated financial statements of PeopleSoft, Inc. included in its Annual Report (Form 10-K as amended by Form 10-K/A) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Walnut Creek, California
July 2, 2001